Exhibit C

Joint Filing Statement

We, the undersigned, hereby express our agreement that the attached Schedule 13D is, and any further amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934. This agreement may be terminated with respect to the obligations to jointly file future amendments to such statement on Schedule 13D as to any of the undersigned upon such person giving written notice thereof to each of the other persons signatory hereto, at the principal office thereof.

Dated: November 3, 2015

TARGA RESOURCES CORP.

By:	/s/ Paul W. Chung
Name:	Paul W. Chung
Title:	Executive Vice President, General Counsel and Secretary

TARGA RESOURCES INVESTMENTS SUB INC.

By:	/s/ Paul W. Chung
Name:	Paul W. Chung
Title:	Executive Vice President, General Counsel and Secretary

TRI RESOURCES INC.

By:	/s/ Paul W. Chung
Name:	Paul W. Chung
Title:	Executive Vice President, General Counsel and Secretary

TARGA RESOURCES LLC

By:	/s/ Paul W. Chung
Name:	Paul W. Chung
Title:	Executive Vice President, General Counsel and Secretary

TARGA GP INC.

By:	/s/ Paul W. Chung
Name:	Paul W. Chung
Title:	Executive Vice President, General Counsel and Secretary

TARGA LP INC.

By:	/s/ Paul W. Chung
Name:	Paul W. Chung
Title:	Executive Vice President, General Counsel and Secretary

TARGA VERSADO HOLDINGS LP

By:	Targa GP Inc., its general partner

	By:	/s/ Paul W. Chung
	Name:	Paul W. Chung
	Title:	Executive Vice President, General Counsel and Secretary